Exhibit 10.5

Spousal Consent Letter granted by Sijia Chen

Whereas:

1.                  I, Sijia CHEN, (ID card No.: ######), am the spouse of the natural person Min FENG. Min FENG (ID card No.: ######) directly and indirectly holds 100% equity of Hangzhou Hanyi E-commerce Co., Ltd through Hangzhou Xinghui Enterprise Management Consulting Co., Ltd.

2.                  With respect to the aforementioned underlying equity indirectly held by Min FENG, Hangzhou Hanyi E-commerce Co., Ltd entered into the Exclusive Call Option Agreement, Equity Pledge Agreement and Exclusive Business Cooperation Agreement with Hangzhou Yihan Technology Co., Ltd and other related parties on 4th October 2018. The Exclusive Business Cooperation Agreement together with the aforementioned Exclusive call Option Agreement, Equity Pledge Agreement and Proxy Agreement on Shareholders’ Voting Rights constitute the contractual control arrangement regarding Hangzhou Hanyi E-commerce Co., Ltd (the “Contractual Control Arrangement”).

Hereby, I confirm and irrevocably undertake as follows:

I confirm and undertake that the aforementioned underlying equity of Hangzhou Hanyi E-commerce Co., Ltd directly and indirectly held by Min FENG through Hangzhou Xinghui Enterprise Management Consulting Co., Ltd remains to be owned by him. I have no rights and interests in such underlying equity, including the rights gained from the Contractual Control Arrangement. In the future, I will never claim any right over the aforementioned underlying equity and the Contractual Control Arrangement.

Furthermore, I confirm that Min FENG may execute documents related to the Contractual Control Arrangement and make further modification to or terminate the Contractual Control Arrangement without needing my authorization or consent. I undertake to sign all necessary documents and take all necessary actions to ensure that documents of the Contractual Control Arrangement, which are revised from time to time, may be appropriately performed.

If, for any reason, I obtain all or part of the aforementioned equity, I unconditionally agree to be a party of the transactional documents related to the Contractual Control Arrangements and be bound by the agreements thereunder.

This letter will take effect immediately upon its execution by me and will be continuously effective.

Undertaker’s Signature:

/s/ Sijia CHEN
4 October 2018